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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-37108, 333-59134, 333-101291, 333-102306, 333-121342, 333-121343 and
333-121344 on Form S-8 and Registration Statement Nos. 333-124358, 333-124358-01
and 333-124358-02 on Form S-3, of MetLife, Inc., of our report dated June 16, 2005, appearing in this report on Form 11-K of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

New York, New York
June  27, 2005